SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported

February 3, 2003

eBenX, Inc.

(Exact name of registrant as specified in its charter)

MINNESOTA

(State or other jurisdiction of incorporation of organization)

0-28365	41-1758843
(Commission File Number)	(IRS Employer Identification Number)

605 North Highway 169 Suite LL

Minneapolis, Minnesota                         55441-6465

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code (763) 614-2000

Item 5. Other Events and Required FD Disclosure

On November 1, 2002, eBenX, Inc., a Minnesota corporation (the “Company”), SHPS, Inc., a Florida corporation (“SHPS”), and Snow Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of SHPS (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, and subject to the conditions thereof, the Company will become a wholly-owned subsidiary of SHPS through the merger of Merger Sub with and into the Company.

The consummation of the transactions contemplated by the Merger Agreement is subject to, among other things, the approval of the Company’s stockholders. On February 3, 2003, the Company’s stockholders approved and adopted the Merger Agreement, the merger and the other transactions contemplated by such agreement at a Special Meeting of Stockholders held for such purpose. The proposal was approved by a vote of 15,300,343 shares for and 181,600 shares against. The votes for represented approximately 74.6% of the total shares outstanding as of the record date and approximately 98.8% of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EBENX, INC.
Registrant

Date: February 3, 2003	By	/s/ Randall J. Schmidt
Randall J. Schmidt
Chief Financial Officer and Secretary

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